Exhibit 23.2
                                                                     to Form F-3


CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of LION bioscience AG for the registration of 1,116,175 American Depository Shares representing 1,116,175 Ordinary Shares of its common stock and to the incorporation by reference therein of our report dated May 17, 2002, (except Note VI 10, as to which the date is June 6, 2002) with respect to the consolidated financial statements of LION bioscience AG included in its Annual Report on Form 20-F for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


Mannheim, June 12, 2002

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftspruefungsgesellschaft

/s/ Ketterle                                /s/ K. Berger

Ketterle                                    K. Berger
Wirtschaftspruefer                           Wirtschaftspruefer
Certified Public Accountant